Exhibit 99.1

REDWOOD TRUST REPORTS THIRD QUARTER 2020 FINANCIAL RESULTS

MILL VALLEY, CA – Thursday, October 29, 2020 – Redwood Trust, Inc. (NYSE:RWT), a leading innovator in housing credit investing, today reported its financial results for the quarter ended September 30, 2020.
Key Financial Results and Metrics
•GAAP net income was $142 million, or $1.02 per diluted common share
•GAAP book value per common share was $9.41 at September 30, 2020
•Economic return on book value(1) of 17%
•Unrestricted cash balance of $451 million at September 30, 2020
•Total recourse leverage ratio(2) of 1.4x at September 30, 2020
•Declared and paid a regular quarterly cash dividend of $0.14 per common share for the third quarter, an increase of 12% from the prior quarter

Operating Business Highlights
Residential Lending
•Locked over $2.1 billion(3) of jumbo residential loans; loan purchase commitments were $1.2 billion(4)
•Loan pipeline at September 30, 2020 included $1.8 billion of loans identified for purchase
•Purchased $176 million of jumbo loans and sold $89 million of whole loans
•On October 29th, completed a Sequoia securitization backed by $304 million of Select jumbo loans

Business Purpose Lending
•Record contribution of $52 million from business purpose lending segment through increase in fair value of loans held in inventory at June 30, 2020, and third quarter originations
•Originated $261 million in business purpose loans, including $196 million of SFR loans and $66 million of bridge loans
•Completed one CoreVest securitization backed by single-family rental loans totaling $293 million (the platform's 13th overall)

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(1)    Economic return on book value is based on the period change in GAAP book value per common share plus dividends declared per common share in the period
(2)    Recourse leverage ratio is defined as recourse debt at Redwood divided by tangible stockholders' equity. Recourse debt excludes $7.9 billion of consolidated securitization debt (ABS issued and servicer advance financing) and other debt that is non-recourse to Redwood, and tangible stockholders' equity excludes $61 million of intangible assets.
(3)     Does not account for potential fallout from pipeline that typically occurs through the lending process
(4)     Includes estimated potential fallout from locked pipeline that typically occurs through the lending process

“We viewed the third quarter as a transition to the future for Redwood, as record-breaking results for both Select residential loan locks and business purpose lending earnings emphasized the strength of our operating businesses. The secular trends supporting our housing thesis are intact and accelerating with a nationwide push toward single-family housing – whether rented or owned," said Chris Abate, Chief Executive Officer of Redwood Trust. "We continue to experience strong demand for loans and believe we are well positioned to take market share in the coming quarters – a prospect bolstered by new technological initiatives. In spite of expected volatility through the remainder of 2020, we are optimistic that we will end the year on a high note."

Other Company Highlights
•During the quarter, the fair value of its securities investment portfolio increased 10%
•Repurchased 3.0 million shares of common stock at a weighted average price of $7.10 per share, for a total of $22 million

Third Quarter 2020 Redwood Review Available Online
A further discussion of Redwood's business, financial results and taxable income is included in the third quarter 2020 Redwood Review, which is available within the “Financials-Redwood Review” section on the Company’s investor relations website at ir.redwoodtrust.com.

REDWOOD TRUST, INC.

Financial Performance	Three Months Ended
($ in millions, except per share data)	9/30/2020	6/30/2020	9/30/2019

GAAP net income	$142	$167	$34
GAAP net income per diluted common share	$1.02	$1.00	$0.31

REIT taxable income (loss) (estimated)	$7	$(58)	$39
REIT taxable income (loss) per share (estimated)	$0.07	$(0.50)	$0.34

GAAP book value per share	$9.41	$8.15	$15.92
Dividends per common share	$0.14	$0.125	$0.30

Conference Call and Webcast
Redwood will host an earnings call today, October 29, 2020, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its third quarter 2020 financial results. The number to dial in order to listen to the conference call is 1-877-300-8521 in the U.S. and Canada. International callers must dial 1-412-317-6026. Callers should reference call ID #10149161. A replay of the call will be available through midnight on November 12, 2020, and can be accessed by dialing 1-844-512-2921 in the U.S. and Canada or 1-412-317-6671 internationally and entering access code #10149161.
The live conference call will also be webcast in listen-only mode in the Newsroom section of Redwood’s website under "Events." To listen to the webcast, please go to Redwood's website at least 15 minutes prior to the call to register and download and install any needed audio software. An audio replay of the call will also be available on Redwood's website following the call. Redwood plans to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission by Monday, November 9, 2020, and also make it available on Redwood’s website.
About Redwood Trust
Redwood Trust, Inc. (NYSE: RWT) is a specialty finance company focused on several distinct areas of housing credit. Our operating platforms occupy a unique position in the housing finance value chain, providing liquidity to growing segments of the U.S. housing market not served by government programs. We deliver customized housing credit investments to a diverse mix of investors, through our best-in-class securitization platforms; whole-loan distribution activities; and our publicly-traded shares. Our consolidated investment portfolio has evolved to incorporate a diverse mix of residential, business purpose and multifamily investments. Our goal is to provide attractive returns to shareholders through a stable and growing stream of earnings and dividends, capital appreciation, and a commitment to technological innovation that facilitates risk-minded scale. Since going public in 1994, we have managed our business through several cycles, built a track record of innovation, and a best-in-class reputation for service and a common-sense approach to credit investing. Redwood Trust is internally managed, and structured as a real estate investment trust (“REIT”) for tax purposes. For more information about Redwood, please visit our website at www.redwoodtrust.com.

Forward-Looking Statements:  This press release and the related conference call contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to our financial outlook and expectations for 2020 and future years, including our optimism that we will end 2020 on a high note, that secular trends supporting our housing thesis are intact and accelerating, and our positioning to take market share in coming quarters, our estimates of 2020 REIT taxable income and the expected timing for the filing of Redwood's Quarterly Report on Form 10-Q. Forward-looking statements involve numerous risks and uncertainties. Redwood's actual results may differ from Redwood's beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 under the caption “Risk Factors,” and in our Current Report on Form 8-K filed on April 2, 2020. Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Three Months Ended
($ in millions, except share and per share data)	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19

Interest income	$122	$130	$198	$193	$150
Interest expense	(100)	(103)	(147)	(148)	(117)
Net interest income	22	27	51	45	34
Non-interest income (loss)
Mortgage banking activities, net	59	(6)	(29)	46	10
Investment fair value changes, net	107	152	(871)	1	11
Other income	—	1	3	5	4
Realized gains, net	1	26	4	6	5
Total non-interest income (loss), net	167	173	(893)	58	30
General and administrative expenses	(28)	(29)	(29)	(38)	(25)
Loan acquisition costs	(2)	(2)	(4)	(5)	(2)
Other expenses	(8)	(5)	(91)	(7)	(3)
(Provision for) benefit from income taxes	(9)	—	22	(4)	—
Net income (loss)	$142	$165	$(943)	$49	$34

Weighted average diluted shares (thousands) (2)	141,970	147,099	114,077	152,983	136,523
Diluted earnings (loss) per common share	$1.02	$1.00	$(8.28)	$0.38	$0.31
Regular dividends declared per common share	$0.14	$0.125	$0.32	$0.30	$0.30

(1)Certain totals may not foot due to rounding.
(2)In the periods presented above, excluding the first quarter of 2020, weighted average diluted shares included shares from the assumed conversion of our convertible and/or exchangeable debt in accordance with GAAP diluted EPS provisions. Actual shares outstanding at September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019 were 111,904, 114,940, 114,838, 114,353, and 112,102, respectively.

REDWOOD TRUST, INC.

Consolidated Income Statements (1)	Nine Months Ended September 30,
($ in millions, except share and per share data)	2020	2019

Interest income	$450	$430
Interest expense	(350)	(332)
Net interest income	100	98
Non-interest (loss) income
Mortgage banking activities, net	25	41
Investment fair value changes, net	(612)	35
Other income	4	14
Realized gains, net	30	18
Total non-interest (loss) income	(553)	108
General and administrative expenses	(85)	(71)
Loan acquisition costs	(8)	(6)
Other expenses	(104)	(6)
Benefit from (provision for) income taxes	13	(3)
Net (loss) income	$(636)	$120

Weighted average diluted shares (thousands)	113,952	131,203
Diluted (loss) earnings per common share	$(5.60)	$1.09
Regular dividends declared per common share	$0.585	$0.90

REDWOOD TRUST, INC.

Consolidated Balance Sheets (1)
($ in millions, except share and per share data)	9/30/20	6/30/20	3/31/20	12/31/19	9/30/19

Residential loans	$4,495	$4,534	$6,711	$7,715	$8,682
Business purpose residential loans	3,956	3,782	3,464	3,507	336
Multifamily loans	491	489	470	4,409	3,792
Real estate securities	351	316	293	1,100	1,285
Other investments	385	430	446	358	348
Cash and cash equivalents	451	529	378	197	395
Other assets	273	281	538	710	639
Total assets	$10,402	$10,362	$12,301	$17,995	$15,476

Short-term debt	$483	$663	$2,342	$2,329	$1,981
Other liabilities	158	168	318	370	411
Asset-backed securities issued	7,172	6,856	6,462	10,515	8,346
Long-term debt, net	1,536	1,738	2,454	2,953	2,954
Total liabilities	9,349	9,425	11,576	16,168	13,691

Stockholders' equity	1,053	937	725	1,827	1,785

Total liabilities and equity	$10,402	$10,362	$12,301	$17,995	$15,476

Shares outstanding at period end (thousands)	111,904	114,940	114,838	114,353	112,102
GAAP book value per share	$9.41	$8.15	$6.32	$15.98	$15.92

(1)Certain totals may not foot due to rounding.

CONTACTS
Lisa M. Hartman
SVP, Head of Investor Relations
Phone: 866-269-4976
Email: investorrelations@redwoodtrust.com